UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, the board of directors of Homeland Energy Solutions, LLC (the "Company") adopted a 2015 Annual Cash Bonus Plan (the "Plan") to be effective as of January 1, 2015. The Plan replaces in its entirety the Executive Compensation Plan adopted by the Company effective as of January 1, 2011. The Company's Chief Financial Officer, David Finke, Plant Manager, Kevin Howes and Commodity Manager, Stan Wubbena (each a "Participant" and collectively the "Participants") participate in the Plan.

Pursuant to the Plan, the Company will pay to a Participant an annual bonus equal to the Participant's annualized gross base salary multiplied by the Company's return on equity for the fiscal year, subject to a cap equal to 100% of the Participant's gross base salary. In the event the other employees of the Company do not receive a bonus, up to 100% of the bonus will be forfeited by the Participants. The bonus may also be decreased by up to 50% in the event that the Company experiences a lost time accident and up to 100% if the Company experiences two or more lost time accidents during the fiscal year. Further, the bonus may be decreased by up to 100% if deemed appropriate in the sole discretion of the board of directors or in the event that the board of directors determines that a Participant materially violated a provision in the employee handbook or is materially deficient in the performance of the Participant's job duties.

Under the Plan, a bonus is to be paid in a cash lump sum payment following the end of the fiscal year. A Participant who is not actively employed with the Company on the last day of the fiscal year is not entitled to payment of a bonus under the Plan unless the Participant's employment was terminated by reason of death or disability. In that event, the Participant will be paid a pro-rated bonus. The Company may also in is sole discretion choose to pay a pro-rated bonus to a Participant whose employment was terminated by reason other than death or disability so long as the Participant was not terminated for cause as defined in the Plan.

If the board of directors determines that gross negligence, intentional misconduct or fraud by a Participant caused or partially caused the Company to restate all or a portion of its financial statements, a Participant may be required to repay a bonus in the event that the board of director's finds that it is in the best interests of the Company to do so, the amount of the bonus was calculated on achievement of financial results affected by the restatement and the bonus would have been less had the financial statements been correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: March 27, 2015	/s/ Patrick Boyle
Patrick Boyle
President and Chief Executive Officer